As filed with the Securities and Exchange Commission on August 21, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ALTIMMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-2726770
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

910 Clopper Road Suite 201S Gaithersburg, Maryland	20878
(Address of principal executive offices)	(Zip Code)

ALTIMMUNE, INC.

2017 OMNIBUS INCENTIVE PLAN

(Full Title of the Plan)

Dr. Vipin K. Garg

Chief Executive Officer

Altimmune, Inc.

910 Clopper Road, Suite 201S

Gaithersburg, Maryland

Telephone: (240) 654-1450

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph Theis, Jr., Esq.

Goodwin Procter LLP

100 Northern Ave

Boston, MA 02210

Telephone: (617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.0001 par value per share	1,066,810 shares(3)	$25.02	$26,691,586.20	$3,464.57

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”) that become issuable under the Altimmune, Inc. 2017 Omnibus Incentive Plan, as amended (the “2017 Plan”) by reason of any stock split, stock dividend, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act on the basis of $25.02, the average of the high and low sale prices of the Registrant’s common stock as reported on the Nasdaq Global Market on August 19, 2019.

(3)

Represents an automatic increase to the number of shares available for issuance under the 2017 Plan, in accordance with the automatic annual increase provision of the 2017 Plan as amended. Shares available for issuance under the 2017 Plan were previously registered on Form S-8 filed with the Securities and Exchange Commission on May 10, 2017 (Registration No. 333-217846).

Proposed sales to take place as soon after the effective date of the Registration Statement as awards are granted, exercised or distributed under the 2017 Plan.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 registers an additional 1,066,810 shares of Common Stock under the 2017 Plan. The additional shares are of the same class as other securities relating to the 2017 Plan for which the Registrant’s registration statement filed on Form S-8 (File No. 333-217846) on May 10, 2017 (the “Registration Statement”), is effective. The information contained in the Registration Statement is hereby incorporated by reference pursuant to General Instruction E.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See the Exhibit Index below for a list of exhibits filed as part of this registration statement on Form S-8, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to the Current Report on Form 8-K (File No. 001-32587) filed with the Securities and Exchange Commission on October 18, 2017).

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation regarding a reverse stock split (incorporated by reference to the Current Report on Form 8-K (File No. 001-32587) filed with the Securities and Exchange Commission on September 13, 2018).

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation regarding an increase in authorized shares (incorporated by reference to the Current Report on Form 8-K (File No. 001-32587) filed with the Securities and Exchange Commission on September 13, 2018).

4.4	Amended and Restated Bylaws of the Registrant (incorporated by reference to the Current Report on Form 8-K (File No. 001-32587) filed with the Securities and Exchange Commission on October 18, 2017).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1	2017 Omnibus Incentive Plan and forms of award agreements thereunder (incorporated by reference to the Registration Statement on Form S-8 (File No. 333-217846) filed with the Securities and Exchange Commission on May 10, 2017).

99.2	Amendment to the Altimmune, Inc. 2017 Omnibus Incentive Plan (incorporated by reference to the Definitive Proxy Statement on Schedule 14A (File No. 001-32587) filed with the Securities and Exchange Commission on July 26, 2018).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on the 21st day of August, 2020.

ALTIMMUNE, INC.

By:	/s/ Vipin K. Garg
Vipin K. Garg, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Vipin K. Garg, Ph.D. and William Brown as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ Vipin K. Garg	President, Chief Executive Officer and Director	August 21, 2020
Vipin K. Garg, Ph.D.	(Principal Executive Officer)

/s/ William Brown	Chief Financial Officer	August 21, 2020
William Brown	(Principal Financial and Accounting Officer)

/s/ Mitchel Sayare	Chairman of the Board, Director	August 21, 2020
Mitchel Sayare, Ph.D.

/s/ David J. Drutz	Director	August 21, 2020
David J. Drutz, M.D.

/s/ John M. Gill	Director	August 21, 2020
John M. Gill

/s/ Philip L. Hodges	Director	August 21, 2020
Philip L. Hodges

/s/ Diane Jorkasky	Director	August 21, 2020
Diane Jorkasky, M.D.

/s/ Wayne Pisano	Director	August 21, 2020
Wayne Pisano

/s/ Klaus O. Schafer	Director	August 21, 2020
Klaus O. Schafer, M.D., MPH